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                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

     We hereby consent to the use of our name under the caption "Management" in the prospectus, which constitutes part of the Registration Statement for the common stock of Intellon Corporation on Form S-1 filed with the Securities and Exchange Commission on August 31, 2000. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.


                                                        /s/ Holland & Knight LLP